Exhibit 99.1

Apple Reports Third Quarter Results

Sales of 31 Million iPhones Set New June Quarter Record

CUPERTINO, California—July 23, 2013—Apple® today announced financial results for its fiscal 2013 third quarter ended June 29, 2013. The Company posted quarterly revenue of $35.3 billion and quarterly net profit of $6.9 billion, or $7.47 per diluted share. These results compare to revenue of $35 billion and net profit of $8.8 billion, or $9.32 per diluted share, in the year-ago quarter. Gross margin was 36.9 percent compared to 42.8 percent in the year-ago quarter. International sales accounted for 57 percent of the quarter’s revenue.

The Company sold 31.2 million iPhones, a record for the June quarter, compared to 26 million in the year-ago quarter. Apple also sold 14.6 million iPads during the quarter, compared to 17 million in the year-ago quarter. The Company sold 3.8 million Macs, compared to 4 million in the year-ago quarter.

Apple’s Board of Directors has declared a cash dividend of $3.05 per share of the Company’s common stock. The dividend is payable on August 15, 2013, to shareholders of record as of the close of business on August 12, 2013.

“We are especially proud of our record June quarter iPhone sales of over 31 million and the strong growth in revenue from iTunes, Software and Services,” said Tim Cook, Apple’s CEO. “We are really excited about the upcoming releases of iOS 7 and OS X Mavericks, and we are laser-focused and working hard on some amazing new products that we will introduce in the fall and across 2014.”

“We generated $7.8 billion in cash flow from operations during the quarter and are pleased to have returned $18.8 billion in cash to shareholders through dividends and share repurchases,” said Peter Oppenheimer, Apple’s CFO.

Apple is providing the following guidance for its fiscal 2013 fourth quarter:

•	revenue between $34 billion and $37 billion

•	gross margin between 36 percent and 37 percent

•	operating expenses between $3.9 billion and $3.95 billion

•	other income/(expense) of $200 million

•	tax rate of 26.5%

Apple will provide live streaming of its Q3 2013 financial results conference call beginning at 2:00 p.m. PDT on July 23, 2013 at www.apple.com/quicktime/qtv/earningsq313. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), and tax rate. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of other legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 29, 2012, its Form 10-Q for the quarter ended December 29, 2012, its Form 10-Q for the quarter ended March 30, 2013, and its Form 10-Q for the quarter ended June 29, 2013 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple designs Macs, the best personal computers in the world, along with OS X, iLife, iWork and professional software. Apple leads the digital music revolution with its iPods and iTunes online store. Apple has reinvented the mobile phone with its revolutionary iPhone and App Store, and is defining the future of mobile media and computing devices with iPad.

Press Contact:

Steve Dowling

Apple

dowling@apple.com

(408) 974-1896

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2013 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS and Macintosh are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Nine Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net sales	$35,323	$35,023	$133,438	$120,542
Cost of sales (1)	22,299	20,029	83,005	66,281

Gross margin	13,024	14,994	50,433	54,261

Operating expenses:
Research and development (1)	1,178	876	3,307	2,475
Selling, general and administrative (1)	2,645	2,545	8,157	7,489

Total operating expenses	3,823	3,421	11,464	9,964

Operating income	9,201	11,573	38,969	44,297
Other income/(expense), net	234	288	1,043	573

Income before provision for income taxes	9,435	11,861	40,012	44,870
Provision for income taxes	2,535	3,037	10,487	11,360

Net income	$6,900	$8,824	$29,525	$33,510

Earnings per share:
Basic	$7.51	$9.42	$31.67	$35.89
Diluted	$7.47	$9.32	$31.44	$35.48

Shares used in computing earnings per share:
Basic	918,618	936,596	932,388	933,672
Diluted	924,265	947,059	939,172	944,440

Cash dividends declared per common share	$3.05	$0	$8.35	$0

(1) Includes share-based compensation expense as follows:
Cost of sales	$90	$70	$262	$196
Research and development	$245	$172	$708	$500
Selling, general and administrative	$243	$206	$728	$596

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except number of shares which are reflected in thousands)

	June 29, 2013	September 29, 2012

ASSETS:

Current assets:
Cash and cash equivalents	$11,248	$10,746
Short-term marketable securities	31,358	18,383
Accounts receivable, less allowances of $104 and $98, respectively	8,839	10,930
Inventories	1,697	791
Deferred tax assets	3,193	2,583
Vendor non-trade receivables	4,614	7,762
Other current assets	7,270	6,458

Total current assets	68,219	57,653

Long-term marketable securities	104,014	92,122
Property, plant and equipment, net	16,327	15,452
Goodwill	1,522	1,135
Acquired intangible assets, net	4,353	4,224
Other assets	5,421	5,478

Total assets	$199,856	$176,064

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$15,516	$21,175
Accrued expenses	13,470	11,414
Deferred revenue	7,333	5,953

Total current liabilities	36,319	38,542

Deferred revenue – non-current	2,672	2,648
Long-term debt	16,958	0
Other non-current liabilities	20,553	16,664

Total liabilities	76,502	57,854

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000 shares authorized; 908,442 and 939,208 shares issued and outstanding, respectively	19,024	16,422
Retained earnings	104,564	101,289
Accumulated other comprehensive (loss)/income	(234)	499

Total shareholders’ equity	123,354	118,210

Total liabilities and shareholders’ equity	$199,856	$176,064

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Nine Months Ended
	June 29, 2013	June 30, 2012
Cash and cash equivalents, beginning of the period	$10,746	$9,815

Operating activities:
Net income	29,525	33,510
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	4,974	2,296
Share-based compensation expense	1,698	1,292
Deferred income tax expense	2,524	4,066
Changes in operating assets and liabilities:
Accounts receivable, net	2,091	(2,278)
Inventories	(906)	(346)
Vendor non-trade receivables	3,148	(293)
Other current and non-current assets	484	(3,238)
Accounts payable	(4,740)	2,450
Deferred revenue	1,404	2,575
Other current and non-current liabilities	3,556	1,686

Cash generated by operating activities	43,758	41,720

Investing activities:
Purchases of marketable securities	(122,681)	(121,091)
Proceeds from maturities of marketable securities	13,963	10,344
Proceeds from sales of marketable securities	81,734	73,140
Payments made in connection with business acquisitions, net	(443)	(350)
Payments for acquisition of property, plant and equipment	(6,210)	(4,834)
Payments for acquisition of intangible assets	(560)	(1,067)
Other	(188)	(56)

Cash used in investing activities	(34,385)	(43,914)

Financing activities:
Proceeds from issuance of common stock	335	433
Excess tax benefits from equity awards	644	1,036
Taxes paid related to net share settlement of equity awards	(1,001)	(1,145)
Dividends and dividend equivalent rights paid	(7,795)	0
Repurchase of common stock	(17,950)	0
Proceeds from issuance of long-term debt, net	16,896	0

Cash (used in)/generated by financing activities	(8,871)	324

Increase/(decrease) in cash and cash equivalents	502	(1,870)

Cash and cash equivalents, end of the period	$11,248	$7,945

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$7,188	$5,901